UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 10, 2009
COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-6732	95-6021257

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Lane Road Fairfield, New Jersey	07004

(Address of principal executive offices)	(Zip Code)
                                  (973) 882-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Covanta Holding Corporation (the “Company”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), entered into a First Supplemental Indenture dated as of June 10, 2009 (the “Supplemental Indenture”), to amend the Indenture, dated as of May 22, 2009, between the Company and the Trustee (the “Original Indenture”). The Original Indenture was entered into in connection with the Company’s issuance of the Company’s 3.25% Cash Convertible Senior Notes due 2014 (the “Notes”) and includes a form of Note as Exhibit A thereto (the “Note Form”). The Supplemental Indenture amends the definition of Conversion Period contained in Section 1.01 of the Original Indenture and the form of Cash Conversion Notice included in the Note Form in order to provide an additional method of calculating the Conversion Period if a Note holder makes an express and irrevocable election to use such method pursuant to such holder’s Cash Conversion Notice.
     The description of the Supplemental Indenture is qualified in its entirety by reference to the full text of the document, a copy of which is attached as Exhibit 4.1 hereto. Further information on the Original Indenture is contained in the Company’s Current Report on Form 8-K for May 18, 2009 including the exhibits thereto (the “May 8-K”) filed with the Securities and Exchange Commission on May 22, 2009, which is incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On May 22, 2009, the Company issued, pursuant to a purchase agreement (the “Purchase Agreement”), dated May 18, 2009, with the initial purchasers named therein (the “Initial Purchasers”), for whom Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. acted as representatives, $400 million aggregate principal amount of the Notes for resale to certain qualified institutional buyers in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also granted the Initial Purchasers an option (the “Option”) to purchase up to an additional $60 million aggregate principal amount of Notes solely to cover over-allotments. The Option was exercised in full by the Initial Purchasers on June 10, 2009 and the Company issued an additional $60 million aggregate principal amount of its Notes on June 15, 2009 (the “Option Notes”). The Company estimates that the net proceeds from the offering of the Option Notes will be approximately $58.3 million, after payment of the Initial Purchasers’ commissions and estimated offering expenses.
     On May 18, 2009, the Company entered into privately negotiated cash convertible note hedge transactions (collectively, the “Cash Convertible Note Hedge Transactions”), relating to the notional number of shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), underlying the Notes with each of Barclays Capital Inc., JPMorgan Chase Bank, National Association and Citibank, N.A. (the “Counterparties”). The Company also entered into privately negotiated warrant transactions (collectively, the “Warrant Transactions”) relating to the Common Stock with each of the Counterparties, pursuant to which the Company may be obligated to issue shares of Common Stock. The notional size of the Cash Convertible Note Hedge Transactions and Warrant Transactions was automatically increased upon the Initial

Purchasers’ exercise of the Option so that they also relate to the notional number of shares of the Common Stock underlying the Option Notes effective upon the Company’s payment of the necessary additional premiums on June 15, 2009, the issuance date of the Option Notes. The net cost to the Company of the increase to the notional size of the Cash Convertible Note Hedge Transactions and the Warrant Transactions was $7.6 million.
     Further information on the Purchase Agreement, the Notes, the Cash Convertible Note Hedge Transactions and the Warrant Transactions is contained in the May 8-K, which is incorporated by reference herein.
Item 3.02. Unregistered Sales of Equity Securities.
     The information in Item 2.03 above is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired — Not Applicable

(b)	Pro Forma Financial Information — Not Applicable

(c)	Shell Company Transactions — Not Applicable

(d)	Exhibits

Exhibit No.	Exhibit

4.1	First Supplemental Indenture dated as of June 10, 2009 between Covanta Holding Corporation and Wells Fargo Bank, National Association.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: June 15, 2009
COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
	Name:	Timothy J. Simpson
	Title:	Executive Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	First Supplemental Indenture dated as of June 10, 2009 between Covanta Holding Corporation and Wells Fargo Bank, National Association.